THE ADVISORS' INNER CIRCLE FUND II

                                   SCHEDULE A
                          LAST AMENDED AUGUST 12, 2008
                                     TO THE
                 SHAREHOLDER SERVICES PLAN DATED AUGUST 9, 2005

------------------------------------------- --------------------------------- -----------------------------------
FUND                                                CLASS OF SHARES                SHAREHOLDER SERVICE FEES
------------------------------------------- --------------------------------- -----------------------------------
------------------------------------------- --------------------------------- -----------------------------------
Aberdeen Emerging Markets Fund                    Advisor Class Shares                      0.25%
------------------------------------------- --------------------------------- -----------------------------------
Perimeter Small Cap Growth Fund                  Investor Class Shares                      0.25%
------------------------------------------- --------------------------------- -----------------------------------